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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  March 6, 1996
                 ----------------------------------------------
                Date of Report (Date of earliest event reported)


                                IMRE CORPORATION
                  ---------------------------------------------
             (Exact name of registrant as specified in its charter)




      Delaware                          0-12943                   22-2389839
-------------------------      ---------------------------    ------------------
(State or other jurisdiction        (Commission                  (IRS Employer
     of incorporation)               File Number)            Identification No.)



                           401 Queen Anne Avenue North
                               Seattle, WA  98109
                   ------------------------------------------
                    (Address of principal executive offices)



                                 (206) 298-9400
                  --------------------------------------------
              (Registrant's telephone number, including area code)



                                                  Total number of pages:
                                                  Index to Exhibits at Page:

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ITEM 5. OTHER EVENTS

In January 1996, the Registrant sold 8,540,702 shares of Common Stock for $1.50 per share in a private placement. The sales occurred pursuant to a series of closings occurring on January 21, 1996, January 22, 1996 and January 26, 1996. The net proceeds to the Company were approximately $12,000,000. As a result of the private placement, $1,500,000 of outstanding Senior Convertible Debentures of the Registrant were automatically converted to 1,000,000 shares of the Registrant's Common Stock.

On February 20, 1996, the Registrant filed with the Securities and Exchange Commission a registration statement of Form S-3 under the Securities Act of 1933, as amended, for resale of the above-referenced shares.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.
          --------

          99.1.  Proforma Balance Sheet as of December 31, 1995

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        IMRE CORPORATION



Dated:   March 6, 1996                  By:  /s/ ALEX P. DE SOTO
                                            ------------------------
                                            Alex P. de Soto
                                            Chief Financial Officer, Vice
                                            President and Secretary


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                                INDEX TO EXHIBITS



                                                                   PAGE NO.



    99.1      Proforma Balance Sheet as of December 31, 1995